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                          EXECUTIVE SERVICES AGREEMENT

This Executive Services Agreement ("Agreement") is made and entered into as of this 17TH day of July, 1998, by and among Kennedy-Wilson, Inc., a Delaware corporation ("KWI"), Kennedy-Wilson Properties, Ltd., an Illinois corporation (the "Business"), a wholly owned subsidiary of Kennedy-Wilson Properties, Ltd. ("KWP"), a Delaware corporation referred to collectively as ("KWS"), having their principal place of business at 530 Wilshire Boulevard, #101, Santa Monica, California, and KW-A, LLC, a California limited liability company ("KW-A"), located at the same address, with reference to the following facts:

                                    AGREEMENT

1.       Engagement.

         KWS hereby engages KW-A to furnish to KWS management executive services during the term of this Agreement as defined in paragraph 2. Such services shall include all services that the KW-A Members (the "Members") are required to render pursuant to their Employment Agreements as if they were rendered for the benefit of and directly to KWS. KW-A agrees to furnish such services to KWS on the terms and conditions of this Executive Services Agreement. KW-A shall direct and supervise the Members in performing their duties pursuant to their Employment Agreements.

2.       Term.

         This engagement of KW-A hereunder may be terminated by either party with or without cause on the earlier of (i) the termination of employment by KW-A of the last Member or (ii) December 31, 2000. The breach by a Member of the terms of such Member's Employment Agreement shall not be a breach of this Agreement so long as KW-A shall comply with the material provisions of Section 3 below. If KWS terminates this agreement for any legal reason, it must fulfill the financial obligations of KW-A, under its Employment Agreements with the Members.

3.       Performance by Members.

         Members shall comply with the terms of their Employment Agreement with KW-A.

4.       Substitute Member.

         If the employment of any Member is terminated per the terms of the Employment Agreement, KW-A shall provide an individual to provide the services rendered by the Member whose Employment Agreement has terminated ("Substitute Member").

5.       Compensation; Benefits; Expenses.

         KW-A shall be entitled to compensation for services provided hereunder as follows:

          (a) So long as the Members render the services pursuant to this Agreement, KWS shall pay, as full and complete compensation for the services of the Members provided to KWS pursuant to this Agreement, the following compensation;

                      All sums due to Member and Substitute Member pursuant to his Employment Agreement, in a timely fashion.

          (b) KWS shall fund the cost of all benefit plans including but not limited to pension, profit sharing, deferred compensation, group insurance or other health and welfare plans in an amount consistent with the positions and duties occupied by the Members, but only as to those that KWS in its absolute discretion makes available generally to its officers, but KWI will not be required to establish or maintain any qualified benefit plan which provides to any of its Members any benefit which is in excess of the benefits made available under such plans generally to employees of KWI and its subsidiaries.

          (c) KWS shall pay to KW-A an amount equal to the "employer's share of payroll taxes" as that term is commonly defined, but KWS shall not include the Members in its payroll reporting to federal, state or local governments. KW-A covenants that it shall pay all compensation paid to the Members as employees. KW-A and the Members shall hold KWs harmless from any and all liabilities, damages, costs, expenses including attorneys' and accountants' fees, penalties, interest and all other charges incurred by KWI as a result of the failure by KW-A to comply with the covenants and agreements contained in this sub section, unless such failure is due to KWS not funding their obligation hereunder.

          (d)  KWS shall pay the cost of all business expenses incurred by the

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               Members in connection with and pursuant to their duties on behalf of KWS, limited to amounts consistent with the policies established by KWS from time to time.

6. Business to be the Property of KWI; Assignment of Intellectual Property.

          (a) KW-A agrees that any and all pre-existing businesses KWS and all business development by it or by any of its employees or by any other employees of KWS, including without limitation all investment advisory or sales contracts, property management contracts, fees, commissions, compensation records, client lists, agreements, and any other incident of any business developed or sought by the companies or earned or carried on by KW-A or its employees for KWS are and shall be the exclusive property of KWS for its sole use, and (where applicable) shall be payable directly to KWS.

          (b) KW-A hereby grants to KWS (without any separate remuneration or compensation other than that received by it, from time to time) its entire right, title and interest throughout the world in and to, all research, information, client lists, and all other investment advisory, property management, technical and research data made, conceived, developed and/or acquired by it which relate to investment and property management advice as it was or is now rendered or as it may, from time to time, hereafter be rendered or proposed to be rendered, but excluding any ideas or thought processes which are not embodied in written or machine readable form (all such non-excluded items being referred to as "Intellectual Property").

7.       Confidentiality.

         KW-A shall not use for its own benefit, or disclose to, or use for the benefit of any person outside KWS, any information not already lawfully available to the public concerning any Intellectual Property, including client lists, whether such information is embodied in writing or in any other tangible form or is in the memory of KW-A's employees. All such Intellectual Property and all originals and copies of all Intellectual Property and such information concerning Intellectual Property, and any other written material relating to the business of KWS, shall be the sole property of KWS. Upon termination of this Agreement, KW-A shall promptly surrender to KWS all originals and copies of any Intellectual Property. KW-A agrees to take no action prejudicial to the interests of KWS during the term of this Agreement.

8.       Use of Name, Likeness and Biography.

         KWS shall have the right to use and grant to others the right to use the name, likeness and biography of each of the Members in connection with advertising, publicizing and other exploitation of the Member's services hereunder.

9.       Services as Members and Directors.

         Each of the Members who have been requested, shall for so long as such Member's Employment Agreement shall be in effect, serve as a member of KWI Board of Directors and shall hold such offices with KWI to which he may from time to time be elected by KWI's Board of Directors.

10.      Equitable Remedies.

         The parties recognize that KWS's remedy at law for any breach of this Agreement would be inadequate and that for breach of any such provision, KWS, shall, in addition to such other remedies as may be available to them or either of them at law or in equity or as provided in this Agreement, be entitled to injunctive relief against KW-A and/or the Member(s) and to enforce their respective rights by an action for specific performance to the extent permitted by law.

11.      Amendment to Employment Agreements.

         None of the Employment Agreements may be amended, nor shall any charge, modification, consent or discharge be effective except by written instrument executed by the Employee, KW-A and KWS.

12.      Amendments.

         This Agreement may not be amended, nor shall any change, modification, consent or discharge be effective except by written instrument executed by KW-A and KWS.

13.      Assignment; Transfer.

         This Executive Services Agreement is not assignable by KW-A except with the written consent of KWS.

14.      Indemnification.

         KWS agrees that, except as provided in Section 6 hereof, it shall

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         indemnify and hold harmless KW-A and the Members to the same extent that KWS provides such indemnification to its officers and directors under KWS, Certificate of Incorporation and By-laws and subject to such limitations as are contained in the corporation law of the State of California.

15.      Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California. KWS and the Members hereby consent to the jurisdiction of any state or federal court located within the State of California, waiver personal service or process, and assent that service of process may be made by registered mail to the parties; even if a Member is a resident of a State other than California.

16.      Covenants of KW-A.

         KW-A covenants and agrees that during the term of this Agreement, after the date hereof, KW-A shall not take any of the following actions except with the written consent of KWS:

          (a)  terminate the employment of any of the Members.

          (b) give any guaranty, enter into any obligation or become surety for any person or company.

          (c) allow any Member of KW-A to assign, encumber, mortgage or pledge such Member's interest in KW-A.

          (d) pledge or give as security any property or asset of KW-A.

17.      No Membership; No Agency.

         KWA shall not hold itself out as an agent of KWS and shall have no power to bind KWS except as provided in their Employment Agreement.

18.      Entire Agreement.

         This Agreement, together with the Exhibits hereto, contains the entire agreement between the parties with respect to the subject matter hereof and there are no agreements representations or warranties by any of the parties hereto which are not set forth herein. This Agreement may not be amended or revised except by a writing signed by all parties hereto.

19.       Notice.

          Any notice or other communication hereunder shall be given as indicated below:

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IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

         KWI:                                   KWP:

         Kennedy-Wilson, Inc.                   Kennedy-Wilson Properties, Ltd.
         a Delaware corporation                 a Delaware corporation

         By: /s/ William J. McMorrow            By /s/ William J. McMorrow
             -----------------------               -----------------------

         The Business:

         Kennedy-Wilson Properties, Ltd.
         An Illinois corporation

         By /s/ William J. McMorrow
             -----------------------
             Title: Chief Executive Officer

KW-A, LLC, A California limited liability company

Members:

/s/ Barry Schlesinger
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Barry Schlesinger

/s/ Terence Wachsner
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Terence Wachsner

/s/ David Latvaaho
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David Latvaaho

/s/ Larry Beasley
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Larry Beasley

/s/ Jerome Powalish
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Jerome Powalish